SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 16, 2007
EDO Corporation
(Exact name of registrant as specified in its charter)

New York	3812	11-0707740

(State of incorporation)	(Primary Standard Industrial	(IRS Employer
	Classification Code Number)	Identification No.)
60 East 42nd Street 42nd Floor
New York, NY 10165
(212) 716-2000

(Address Including Zip Code, and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EX-2.1: AGREEMENT AND PLAN OF MERGER
EX-2.2: FORM OF SHAREHOLDER VOTING AGREEMENT
EX-99.1: JOINT PRESS RELEASE
EX-99.2: LETTER TO THE EMPLOYEES OF THE COMPANY
EX-99.3: LETTER TO THE EMPLOYEES OF THE COMPANY

Item 1.01. Entry into Material Definitive Agreement.
     On September 16, 2007, EDO Corporation, a New York corporation (the “Company”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with ITT Corporation, an Indiana corporation (“ITT”), and Donatello Acquisition Corp., a New York corporation and a wholly-owned subsidiary of ITT (“Merger Sub”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as a surviving corporation and a wholly-owned subsidiary of ITT.
     Pursuant to the Merger Agreement, each common share of the Company issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive $56.00 in cash, without interest, on the terms set forth in the Merger Agreement.
     At the special meeting of the Board of Directors of the Company held on September 16, 2007, the Merger Agreement was unanimously approved by the directors present.
     The Company has made customary representations and warranties in the Merger Agreement, including, among others, representations and warranties as to corporate status, capitalization, conflicts and consents, SEC filings, absence of undisclosed liabilities, absence of undisclosed material changes, litigation, compliance with laws, material contracts and government contracts. The Company has also agreed to certain pre-closing covenants in the Merger Agreement, including, among other things, (i) covenants that the Company will carry on its business in the ordinary course during the period between the date of the Merger Agreement and closing, and that it will not engage in certain types of transactions without the consent of ITT during such period and (ii) covenants not to solicit or initiate or take any other action knowingly to facilitate or encourage any takeover proposal (as defined in the Merger Agreement). ITT and Merger Sub have also made customary representations, warranties and covenants in the Merger Agreement.
     The Merger is expected to close in early 2008. Consummation of the Merger is subject to customary conditions, including approval by the shareholders of the Company, expiration or termination of the applicable Hart-Scott-Rodino waiting period and receipt of certain other regulatory approvals, the absence of any Material Adverse Effect (as defined in the Merger Agreement) with respect to the Company’s business, and certain other customary closing conditions.
     The Merger Agreement contains certain termination rights for both the Company and ITT and further provides that, upon termination of the Merger Agreement under specified circumstances, the Company may be required to pay ITT a termination fee of $47,000,000 and reimburse ITT for up to $3,000,000 in transaction related expenses.
     On September 16, 2007, James M. Smith, Frederic B. Bassett, Lisa M. Palumbo and Patricia D. Comiskey, who collectively beneficially own approximately 3.23% of the voting power of the Company, each entered into a Shareholder Voting Agreement (the “Voting Agreements”) with ITT, pursuant to which such shareholders agreed, among other things, to vote their common shares of the Company in favor of the Merger and the approval and adoption of the Merger Agreement.
     The foregoing description of the Merger, the Merger Agreement and the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference, and a form of the Voting Agreement, which is filed as Exhibit 2.2 hereto and is incorporated herein by reference.
     The Merger Agreement described above contains representations and warranties that the parties have made to each other as of specific dates. Except for their status as contractual documents that establish and govern the legal relations among the parties to the transaction described therein, the Merger Agreement described above is not intended to be sources of factual, business or operational information about any of the parties thereto. The representations and warranties contained in the Merger Agreement described above were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to such Merger Agreement, and may be subject to limitations agreed between those parties, including being qualified by disclosures between the parties. The representations and warranties in the Merger Agreement may have been made to allocate risks among the parties thereto. Furthermore, those representations and warranties may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, you should not rely on the representations and warranties as accurate or complete or characterizations of the actual state of facts as of any specified date since they are modified in important part by the underlying disclosure schedules and are subject to a contractual standard of materiality different from that generally applicable to shareholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts.
Item 8.01. Other Events.
     On September 17, 2007, the Company and ITT issued a joint press release to announce the entry into the Merger Agreement. A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Important Information
     In connection with the Merger, the Company intends to file with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement and a definitive proxy statement. The definitive proxy statement will be mailed to the shareholders of the Company. Shareholders of the Company are urged to read the proxy statement relating to the Merger and other relevant materials (when they become available) because such materials will contain important information about the Merger and the Company.
     On April 30, 2007, the Company filed with the SEC and mailed to its shareholders a definitive proxy statement in connection with its 2007 annual meeting of shareholders, which was held on June 12, 2007. Shareholders of the Company are urged to read the definitive proxy statement relating to the 2007 annual meeting because it contains important information.
     Shareholders may obtain a free copy of the proxy statements and any other relevant documents (when they become available) that the Company files with the SEC at the SEC’s web site at http://www.sec.gov. The definitive proxy statements and any other relevant documents (when they become available) may be accessed at www.edocorp.com or obtained free from the Company by directing a request to EDO Corporation, ATTN: Investor Relations, 60 East 42nd Street, 42nd Floor, New York, New York 10165.
Certain Information Regarding Participants
     The Company, its directors and named executive officers may be deemed to be participants in the solicitation of the Company’s shareholders in connection with the Merger. Shareholders may obtain information regarding the names, affiliations and interests of such individuals in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 (the “2006 Form 10-K”), which was filed with the SEC on March 8, 2007. To the extent holdings of the Company’s equity securities have changed since the amounts reflected in the 2006 Form 10-K, such changes have been reflected on Statements of Change in Ownership on Form 4 filed with the SEC.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
2.1	Agreement and Plan of Merger, dated as of September 16, 2007, by and among ITT Corporation, Donatello Acquisition Corp. and EDO Corporation.

2.2	Form of Shareholder Voting Agreement.

99.1	Joint Press Release of ITT and EDO, issued on September 17, 2007.

99.2	Letter from James S. Smith to the employees of the Company, dated September 17, 2007.

99.3	Letter from Steve Loranger, Chairman, President and CEO of ITT, to the employees of the Company, dated September 17, 2007.

SIGNATURE
     Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: September 17, 2007

EDO CORPORATION
By:	/s/ Lisa M. Palumbo
	Name:	Lisa M. Palumbo
	Title:	Senior Vice President, General Counsel and Secretary